Exhibit 10.7

FIRST AMENDMENT (2016-1) TO THE
PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2016

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2016 (the "Plan"), the Plan is hereby amended as follows, effective January 1, 2008:

1.A new subsection (i) is added to Section 5.3 to read as follows:

See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in this Section 5.3.

AMPHENOL CORPORATION

DATED: November 10, 2016

BY:

/s/ David Silverman

David Silverman

Its:Vice President Human Resources